Exhibit 10.2

American TonerServ Corp.

Compensation Plan

Job Title:  Division President
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Status:  Full-time, Exempt
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Position Purpose:
-----------------
     o Manage the overall business activities and financial performance of NCTS
     o    Lead the efforts at NCTS to grow revenue and increase profit margins
     o    Set sales plans and budgets
     o Manage and direct the Company's sales team and sales representative activities
     o    Develop new business and maintain key customer accounts
     o Develop and deliver sales and marketing materials, method of delivery, plans and schedule
     o Manage, direct and uphold customer service activities to limit attrition
     o Oversee purchasing practices and vendor relationships on equipment, raw goods, parts, and outsourced finished goods
     o Undertake additional or other duties as necessary to meet the needs of the business

Base Compensation & Benefits
----------------------------
     o    $75,000 annual, paid on a bi-weekly basis
     o Employee benefits (Medical, Dental, Vision) covered at 100%, up to $1,200 monthly
     o    Accrue PTO at the rate of 3 weeks per year

Incentive Compensation (see attached compensation plan)
----------------------
     o Monthly profit sharing (measured using EBITDA 3-month rolling monthly average)
     o Share of monthly revenue growth (measured using current 3-month rolling monthly average vs. 2008 baseline of $105,000)
     o    Minimum bonus for initial period, March through July

  -------------- ---------- ---------- ---------- ---------- -------- ----------
   Month          March      April      May        June       July     August
  -------------- ---------- ---------- ---------- ---------- -------- ----------
   Min. Bonus     $6,250     $3,750     $2,750     $1,750     $750     $0
  -------------- ---------- ---------- ---------- ---------- -------- ----------

Additional Information
----------------------
     o Monthly travel budget of $2,000 per month, expectation of 8 business days / month on-site at NCTS
     o Compensation package to be reviewed on a semi-annual basis, initial review scheduled August 30th
     o Stock option targets will be established within 1st quarter 2009, based on division growth

February 1st, 2008                             2/16/09
------------------------------                 --------------------------------
Effective Date                                 Today's Date

/s/ Chuck Mache                                /s/ Michael Ducey
Chuck Mache, President & CEO                   Michael Ducey, Division President

This compensation plan does not represent a contract or guarantee of ongoing employment. ATS is an at-will employer and only the President of the company has the authority to alter this policy.